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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  May 3, 1996
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                            RALLY'S HAMBURGERS, INC.
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               (Exact Name of Registrant as Specified in Charter)






      Delaware                        0-17980                   62-1210077
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(State or Other Jurisdiction        (Commission              (IRS Employer
     or Incorporation)              File Number)            Identification No.)



10002 Shelbyville Road, Louisville, Kentucky                          40223
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code:  (502) 245-8900
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1. CHANGE IN CONTROL

        The following information is based substantially on the Schedule 13D filed by GIANT GROUP, LTD. and KCC Delaware Company on April 26, 1996 (the "GIANT 13D").

        On April 26, 1996, GIANT GROUP, LTD. ("GIANT"), Fidelity National Financial, Inc. ("Fidelity"), CKE Restaurants, Inc. ("CKE"), and certain other persons entered into a Settlement Agreement and Release (the "Settlement Agreement"), a copy of which is attached as an exhibit to the GIANT 13D, pursuant to which all litigation among the parties to the Settlement Agreement was settled.

        In accordance with the Settlement Agreement, on April 26, 1996, GIANT, Fidelity and CKE entered into a Purchase and Standstill Agreement (the "Purchase Agreement"), a copy of which is attached to the GIANT 13D. Pursuant to the Purchase Agreement, on May 3, 1996, GIANT acquired from Fidelity 705,489 shares of GIANT common stock for cash. Fidelity acquired from GIANT or KCC Delaware Company, a wholly owned subsidiary of GIANT ("KCC") 767,807 shares of the common stock of Rally's Hamburgers, Inc. (the "Company") for cash and CKE acquired from GIANT or KCC 2,350,432 shares of the Company's common stock for cash. Fidelity and CKE each received options to buy 1,175,214 shares of the Company's common stock from GIANT (the "Option Shares") or an aggregate of 2,350,428 shares of the common stock of the Company. One-half of the Option Shares held by each of CKE and Fidelity have an exercise price of $3.00 per share and expire on April 26, 1997, and one-half of such Option Shares have an exercise price of $4.00 per share and expire on April 26, 1998.

        The Purchase Agreement further provides that if GIANT or its affiliates purchase additional shares of the Company's common stock, Fidelity and CKE will have rights to purchase shares of the Company's common stock from GIANT at the average price at which GIANT acquired such additional shares such that the proportional ownership of the Company's common stock among GIANT, Fidelity and CKE will be the same as immediately prior to such purchases (without giving effect to shares which may be purchased upon exercise of the options granted pursuant to the Purchase Agreement to the extent such options have not been exercised). In addition, GIANT, on the one hand, and Fidelity and CKE, on the other hand, have agreed to provide the other with rights of first refusal for four business days in the event that they propose to dispose of shares of the Company's common stock. The parties further agreed that if GIANT, on the one hand, and Fidelity and CKE, on the other hand, each own at least 34.0% of the outstanding common stock of the Company (without giving effect to shares which may be acquired upon exercise of the options granted pursuant to the Purchase Agreement to the extent such options have not been exercised), then at each election of directors of the Company, GIANT may nominate up to one-half of the number of directors to be elected and Fidelity and CKE may nominate up to one-half of the number of directors to be elected and the parties will vote all their shares in favor of the other parties' nominees. Also, if one, but not both of GIANT, on the one hand, and Fidelity and CKE, on the other hand, own at least 34.0% of the outstanding common stock of the Company (without giving effect to the shares which may be purchased upon exercise of


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the options granted pursuant to the Purchase Agreement to the extent such options have not been exercised), the parties agreed that at each election of directors, the party owning at least 34.0% of the outstanding common stock of the Company may nominate up to one-half of the number of directors to be elected and the other party will vote all shares of the Company's common stock owned by him in favor of such nominees. The foregoing provisions regarding the voting of shares of the Company's common stock will expire on April 26, 2006.

        Also related to the Purchase Agreement, C. Thomas Thompson, President of Carl's Jr., a wholly owned subsidiary of CKE, and William P. Foley II, Chairman and Chief Executive Officer of Fidelity and Carl's Jr., have been appointed to the Board of Directors of the Company. Michael M. Fleishman, Mary Hart, Patricia L. Glaser, and John A. Roschman have resigned from the Company's Board of Directors. Terry Christensen, a partner in the law firm of Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro, LLP has also been appointed to be a director of the Company. Also, the Company's Board of Directors has approved CKE as an Interested Stockholder (as defined in Section 203 of the General Corporation Law of the State of Delaware).

        William P. Foley II is the beneficial owner of 4,343,752 shares or 23.9% of the outstanding common stock of CKE and 3,364,916 shares or 23.5% of the outstanding common stock of Fidelity. Mr. Foley is, in partnership with others, the single largest shareholder of both CKE and Fidelity.

        If Fidelity and CKE were to exercise their options, they would have the power to vote an aggregate 5,468,663 shares or 34.9% of the outstanding common stock of the Company. After such an exercise GIANT would beneficially own only 12.5% of the outstanding common stock of the Company. Also, pursuant to the Purchase Agreement, Fidelity and CKE would have the right to nominate at least one-half of the Company's Board of Directors and GIANT would be obligated to vote its shares for the election of such nominees. GIANT would have no such rights to nominate directors.

        Based on the foregoing, Fidelity and CKE may be deemed to have the ability to control the Company, as defined in the Securities Exchange Act of 1934 and the Rules promulgated thereunder.

ITEM 5.  OTHER EVENTS.

        On May 9, 1996, the Company instituted an appeal of the decision of the Nasdaq Stock Market, Inc. to discontinue the listing of the Company's common stock on the National Market. Nasdaq maintains that the net tangible assets of the Company are insufficient to meet National Market listing qualifications.
The Company will continue to be listed on the Nasdaq National Market pending the outcome of the appeal.

ITEM 7.  EXHIBITS.

        99.1    Press Release dated May 10, 1996.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RALLY'S HAMBURGERS, INC.

                                             (Registrant)



Date: May 17, 1996                      By: /s/ Evan G. Hughes
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                                           Evan G. Hughes
                                           Senior Vice President
                                           Chief Administrative Officer,
                                           Secretary